                                                                      Exhibit 12

                       RATIO OF EARNINGS TO FIXED CHARGES

      AND RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                              (DOLLARS IN MILLIONS)

                                                                                  FISCAL
                                         THREE MONTHS ENDED   NINE MONTHS ENDED   PERIOD                                   YEAR
                                          ----------------   ------------------    ENDED                                   ENDED
                                          AUGUST    AUGUST    AUGUST    AUGUST   NOVEMBER  FISCAL YEAR ENDED JANUARY 31, DECEMBER
                                            31,       31,       31,       31,       30,     --------------------------      31,
                                           1996      1995      1996      1995      1995      1995      1994      1993      1991
                                          ------    ------    ------    ------    ------    ------    ------    ------    ------
RATIO OF EARNINGS TO FIXED CHARGES
Earnings:
   Income before income taxes             $  315    $  298    $1,211    $  621    $  883    $  594    $1,200    $  793    $  772
   Add:  Fixed charges, net                2,039     1,762     5,784     5,172     5,538     5,916     5,055     4,397     3,963
                                          ------    ------    ------    ------    ------    ------    ------    ------    ------
     Income before income taxes and
       fixed charges, net                 $2,354    $2,060    $6,995    $5,793    $6,421    $6,510    $6,255    $5,190    $4,735
                                          ======    ======    ======    ======    ======    ======    ======    ======    ======
Fixed charges:
   Total interest expense (1)             $2,029    $1,745    $5,753    $5,154    $5,512    $5,899    $5,020    $4,362    $3,946
   Interest factor in rents (2)               10        11        30        33        37        41        35        35        38
                                          ------    ------    ------    ------    ------    ------    ------    ------    ------
     Total fixed charges                  $2,039    $1,756    $5,783    $5,187    $5,549    $5,940    $5,055    $4,397    $3,984
                                          ======    ======    ======    ======    ======    ======    ======    ======    ======
Ratio of earnings to fixed charges           1.2       1.2       1.2       1.1       1.2       1.1       1.2       1.2       1.2

RATIO OF EARNINGS TO FIXED CHARGES AND
   PREFERRED STOCK DIVIDENDS
Earnings:
   Income before income taxes             $  315    $  298    $1,211    $  621    $  883    $  594    $1,200    $  793    $  772
   Add:  Fixed charges, net                2,039     1,762     5,784     5,172     5,538     5,916     5,055     4,397     3,963
                                          ------    ------    ------    ------    ------    ------    ------    ------    ------
     Income before income taxes and
       fixed charges, net                 $2,354    $2,060    $6,995    $5,793    $6,421    $6,510    $6,255    $5,190    $4,735
                                          ======    ======    ======    ======    ======    ======    ======    ======    ======
Fixed charges:
   Total interest expense (1)             $2,029    $1,745    $5,753    $5,154    $5,512    $5,899    $5,020    $4,362    $3,946
   Interest factor in rents (2)               10        11        30        33        37        41        35        35        38
   Preferred stock dividends (3)              23        23        74        72        80        97        85        82        47
                                          ------    ------    ------    ------    ------    ------    ------    ------    ------
     Total fixed charges and preferred
       stock dividends                    $2,062    $1,779    $5,857    $5,259    $5,629    $6,037    $5,140    $4,479    $4,031
                                          ======    ======    ======    ======    ======    ======    ======    ======    ======
Ratio of earnings to fixed charges and
   preferred stock dividends                 1.1       1.2       1.2       1.1       1.1       1.1       1.2       1.2       1.2

(1) Total interest expense for the three months ended August 31, 1995, the nine months ended August 31, 1995, the fiscal period ended November 30, 1995, the fiscal year ended January 31, 1995 and the year ended December 31, 1991 includes capitalized interest.

(2) Interest factor in rents represents one-third of rent expense, which is considered representative of the interest factor.

(3) The preferred stock dividend amounts represent pre-tax earnings required to cover dividends on preferred stock.